Exhibit 99.1

Century Reports First Quarter 2012 Results

MONTEREY, CA -- (MARKET WIRE) -- 04/24/12 -- Century Aluminum Company (NASDAQ: CENX) reported a net loss of $3.9 million ($0.04 per basic and diluted common share) for the first quarter of 2012. Financial results were negatively impacted by an unrealized loss on forward contracts of $5.0 million primarily related to the mark to market of aluminum price protection options. Cost of sales for the quarter included a $17.1 million benefit for lower of cost or market inventory adjustments.

For the first quarter of 2011, Century reported net income of $25.0 million ($0.25 per basic and diluted common share). Financial results were negatively impacted by an unrealized loss on forward contracts of $4.7 million primarily related to the mark to market of aluminum price protection options. Changes to the Century of West Virginia retiree medical benefits program increased quarterly results by $9.4 million with an associated discrete tax benefit of $2.1 million. Cost of sales for the quarter included a $6.4 million charge for the restart of a curtailed potline at the Hawesville, Kentucky smelter.

Sales for the first quarter of 2012 were $326.2 million, compared with $326.3 million for the first quarter of 2011. Shipments of primary aluminum for the 2012 first quarter were 159,967 tonnes, compared with 144,178 tonnes shipped in the year-ago quarter.

“The macroeconomic picture continues to defy a simple characterization,” commented Michael A. Bless, President and Chief Executive Officer. “While the pace of end demand growth in key developing markets has slowed, absolute conditions remain reasonable. Given the risk of shock from the Eurozone, coupled with tight financing markets, we continue to note that customers remain wary of making long-term commitments. The aluminum price has been trading at a level that, in our opinion, is not sustainable.  While the industry has seen some abatement in the cost of commodity raw materials, the price of electric power in most developed and developing markets renders a significant amount of existing capacity marginally economic or worse. Addressing this issue, over the short- and longer-term, will determine the longevity of a meaningful portion of our industry’s existing capacity.

“Century has executed well in this environment,” continued Bless. “Our safety performance has been good; importantly, we are making progress on changing the manner in which we think about safe and environmentally sound operations. Hawesville continues at effective full production; as predicted, conversion costs have improved. We are spending significant effort aimed at the uneconomic cost of the plant’s electric power. The process supporting the potential restart of Ravenswood is on track; while significant work remains, we are optimistic about the prospects of restarting this plant. Grundartangi had an excellent quarter; the team was able to make up for the modest production lost during the serious power outage in January. Regarding Helguvik, during the next few months, we will have several critical discussions which will determine the timing of the restart of major project activity.”

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California. More information can be found at www.centuryaluminum.com.

Century Aluminum's quarterly conference call is scheduled for 5:00 p.m. Eastern time today. To listen to the conference call and to view related presentation materials, go to www.centuryaluminum.com and click on the conference call link on the homepage.

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, NBI hf.
Steingrimur Helgason, Director -- Corporate Finance, NBI hf.

Cautionary Statement This press release and comments made by Century management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Such risks and uncertainties may include, without limitation, declines in aluminum prices or increases in our operating costs; worsening of global financial and economic conditions; increases in global aluminum inventories and the addition of new or restarted global aluminum production capacity; additional delays in the completion of our Helguvik, Iceland smelter; and our ability to successfully progress the potential restart of our Ravenswood smelter. Forward-looking statements in this press release include, without limitation, statements regarding future aluminum prices, future industry production capacity and power rates, our ability to successfully progress the potential restart of our Ravenswood smelter and restart major construction activity at Helguvik. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Contacts:
Lindsey Berryhill (media)
831-642-9364

Shelly Harrison (investors)
831-642-9357

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended March 31,
	2012	2011
NET SALES:
Third-party customers	$188,839	$188,312
Related parties	137,351	138,025
	326,190	326,337

COST OF GOODS SOLD	304,973	284,021

GROSS PROFIT	21,217	42,316

OTHER OPERATING EXPENSES (INCOME) - NET	3,721	(5,884)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,459	10,609

OPERATING INCOME	9,037	37,591

INTEREST EXPENSE – THIRD PARTY – NET	(5,840)	(6,622)
INTEREST INCOME – RELATED PARTY	60	113
NET LOSS ON FORWARD CONTRACTS	(5,159)	(4,809)
OTHER INCOME – NET	306	677

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(1,596)	26,950

INCOME TAX EXPENSE	(2,933)	(3,123)

INCOME (LOSS) BEFORE EQUITY IN EARNINGS OF JOINT VENTURES	(4,529)	23,827

EQUITY IN EARNINGS OF JOINT VENTURES	641	1,219

NET INCOME (LOSS)	$(3,888)	$25,046

Net Income (Loss) Allocated to Common Shareholders	$(3,888)	$23,005

EARNINGS (LOSS) PER COMMON SHARE
Basic and Diluted	$(0.04)	$0.25

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	88,727	92,965
Diluted	88,727	93,297

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$182,545	$183,401
Accounts receivable – net	50,531	47,647
Due from affiliates	39,217	44,665
Inventories	170,302	171,961
Prepaid and other current assets	43,850	40,646
Total current assets	486,445	488,320
Property, plant and equipment – net	1,206,731	1,218,225
Other assets	104,875	104,549
Total	$1,798,051	$1,811,094

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$74,986	$86,172
Due to affiliates	41,544	41,904
Accrued and other current liabilities	48,917	40,776
Accrued employee benefits costs – current portion	16,188	16,698
Industrial revenue bonds	7,815	7,815
Total current liabilities	189,450	193,365

Senior notes payable	249,769	249,512
Accrued pension benefits costs – less current portion	68,271	70,899
Accrued postretirement benefits costs - less current portion	128,919	128,078
Other liabilities	39,466	40,005
Deferred taxes	90,919	90,958
Total noncurrent liabilities	577,344	579,452

Shareholders’ Equity:
Series A preferred stock (one cent par value, 5,000,000 shares authorized; 80,696 and 80,718 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively)	1	1
Common stock (one cent par value, 195,000,000 shares authorized; 93,236,177 issued and 88,449,656 outstanding as of March 31, 2012; 93,230,848 shares issued and 88,844,327 outstanding as of December 31, 2011)	932	932
Additional paid-in capital	2,506,987	2,506,842
Treasury stock, at cost	(49,924)	(45,891)
Accumulated other comprehensive loss	(133,832)	(134,588)
Accumulated deficit	(1,292,907)	(1,289,019)
Total shareholders’ equity	1,031,257	1,038,277
Total	$1,798,051	$1,811,094

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Three months ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,888)	$25,046
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized net loss on forward contracts	4,955	4,715
Accrued and other plant curtailment costs – net	1,374	(9,624)
Lower of cost or market inventory adjustment	(17,051)	(139)
Depreciation and amortization	15,027	15,930
Debt discount amortization	256	821
Pension and other postretirement benefits	(1,138)	(11,064)
Stock-based compensation	145	488
Undistributed earnings of joint ventures	(641)	(1,219)
Change in operating assets and liabilities:
Accounts receivable – net	(2,884)	7,520
Due from affiliates	(249)	8,766
Inventories	18,710	(7,924)
Prepaid and other current assets	(5,366)	(29,901)
Accounts payable, trade	(11,442)	(4,730)
Due to affiliates	(360)	(2,722)
Accrued and other current liabilities	7,003	3,405
Other – net	447	(2,998)
Net cash provided by (used in) operating activities	4,898	(3,630)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(2,899)	(3,128)
Nordural expansion	(1,946)	(4,051)
Investments in advances to joint ventures	(100)	-
Payment received on advances from joint ventures	3,166	-
Proceeds from sale of property, plant and equipment	58	-
Net cash used in investing activities	(1,721)	(7,179)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing under revolving credit facility	18,076	-
Repayment under revolving credit facility	(18,076)	-
Repurchase of common stock	(4,033)	-
Net cash used in financing activities	(4,033)	-

CHANGE IN CASH AND CASH EQUIVALENTS	(856)	(10,809)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	183,401	304,296

CASH AND CASH EQUIVALENTS, END OF PERIOD	$182,545	$293,487

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS – PRIMARY ALUMINUM

	Direct (1)			Toll
	Metric Tons	(000) Pounds	$/Pound	Metric Tons	(000) Pounds	(000) Revenue
2012
1st Quarter	94,087	207,426	1.06	65,880	145,240	106,416

2011
1st Quarter	80,479	177,426	1.17	63,699	140,432	117,658

(1)	Does not include Toll shipments from Nordural Grundartangi